Exhibit 10.1

AMENDMENT TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

Ocean Biomedical, Inc.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective October 4, 2023 (the “Amendment Effective Date”), is by and between Ocean Biomedical, Inc., f/k/a Aesther Healthcare Acquisition Corp. (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”) and amends the Common Stock Purchase Agreement between the Company and Investor dated September 7, 2022 (the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the Agreement provides for the Company’s right during the Commitment Period to initiate the sale to the Investor of newly issued shares of Common Stock of the Company subject to certain conditions and limitations; and

WHEREAS, the parties desire to amend the Agreement to expand the alternatives afforded to the Company with respect to initiating sales of Common Stock to the Investor during the Commitment Period, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

Annex I to the Agreement is hereby amended as follows as of the Amendment Effective Date:

The following new definitions are added:

“Fixed Purchase Notice” means, with respect to a Purchase made pursuant to Section 3.5, an irrevocable written notice, substantially in the form of Exhibit E hereto, delivered by the Company to the Investor requesting the Investor to purchase Purchase Notice Shares, (such specified Purchase Notice Shares subject to adjustment as set forth in Section 3.5 as necessary to give effect to the Fixed Purchase Notice Limit), at the Fixed Purchase Price therefor on the Fixed Purchase Settlement Date for such Purchase in accordance with this Agreement.

“Fixed Purchase Price” shall be equal to $7.00.

“Fixed Purchase Date” shall mean the date in which the Investor receives a Fixed Purchase Notice.

“Fixed Purchase Notice Limit” means, with respect to a Fixed Purchase made pursuant to Section 3.5, a number of shares of Common Stock equal to the lesser of (i) 50,000 shares of Common Stock and (ii) the maximum number of shares of Common Stock which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would not result in the beneficial ownership by the Investor of more than the Beneficial Ownership Limitation.

2. Amendment to Section 3

The following Section 3.5 is hereby added to the Agreement immediately after Section 3.4, as follows:

“Section 3.5 Fixed Purchases. Notwithstanding the foregoing, from and after the Execution Date, separate from the Company’s purchase rights regarding Purchase Notice Shares as described in Section 3.1 above, and subject to the Fixed Purchase Notice Limit and subject to the conditions of Sections 7.2 and 7.3 of this Agreement, solely in the event that the Company’s Opening Sale Price on the Fixed Purchase Date is greater than $9.00 per share, then the Company shall also have the right, but not the obligation, to request the Investor (by its timely delivery to the Investor before 9:30am New York Time of a Fixed Purchase Notice) to purchase the applicable Purchase Notice Shares, not to exceed the Fixed Purchase Notice Limit, at the Fixed Purchase Price (and for purposes of this Section 3.5, and the definition of “Shares” under Annex I, such shares of Common Stock to be purchased pursuant to a Fixed Purchase Notice shall also be referred to as “Purchase Notice Shares”, and each such purchase, a “Fixed Purchase”). One (1) Trading Day following the Fixed Purchase Date, the Company will deliver the applicable Purchase Notices Shares via DWAC to the Investor, with receipt from the Investor’s designated brokerage account prior to 4:00PM New York City time (the “Fixed Delivery Date”). Notwithstanding Section 3.2, the Investor’s wire for a Fixed Purchase shall occur two (2) Trading Days following the Fixed Delivery Date (the “Fixed Purchase Settlement Date”). The Company shall not provide any additional Purchase Notice or Fixed Purchase Notice, unless waived by Investor, pursuant to Section 3.1 or Section 3.5, for at least one (1) Trading Day following the Fixed Purchase Settlement Date. Receipt of the Purchase Notice Shares for the applicable Fixed Purchase by the Investor as DWAC Shares must occur prior to 4:00 p.m. New York City time on the Fixed Delivery Date (the “Fixed Delivery Cutoff”). In the event that any Purchase Notice Shares are not delivered prior to the applicable Fixed Delivery cutoff, the Company shall immediately pay a late fee to the Investor equal to 5% of the amount of Shares listed on the Fixed Purchase Notice multiplied by the Fixed Purchase Price (the “Late Delivery Fee”). The Late Delivery Fee shall be paid by the Company to the Investor daily until the applicable Purchase Notice Shares are delivered. Notwithstanding anything contained herein, the Company may not submit a Purchase Notice or a Fixed Purchase Notice if the Purchase Notice Settlement Date or a Fixed Purchase Settlement Date for a previous Purchase Notice or Fixed Purchase Notice has not occurred, unless waived by Investor. A Purchase Notice and a Fixed Purchase Notice may not be delivered at the same time, or on the same Trading Day, unless waived by Investor.

3. Representations and Warranties.

The Company hereby:

(a) reaffirms all representations and warranties made to Investor under the Agreement and confirms that all are true and correct in all respects as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except for representations and warranties which expressly relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date; and

(b) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

4. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(c) This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

Ocean Biomedical, Inc.

By:	/s/ Chirinjeev Kathuria
Name:	Dr. Chirinjeev Kathuria
Title:	Executive Chairman

WHITE LION CAPITAL, LLC

By:	/s/ Yash Thukral
Name:	Yash Thukral
Title:	Managing Member

EXHIBIT E

FORM OF FIXED PURCHASE NOTICE

TO: WHITE LION CAPITAL LLC

We refer to the common stock purchase agreement, dated as of September 7, 2022, (as amended, the “Agreement”), entered into by and between Ocean Biomedical, Inc., and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)	Give you notice to purchase 50,000 Purchase Notice Shares pursuant to the Agreement.

2)	Certify that, as of the date hereof, the conditions set forth in Section 7.2 and Section 7.3 of the Agreement are satisfied.

Ocean Biomedical, Inc.

By:
Name:
Title: